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                                                                     EXHIBIT 2.2



[LOGO] T I M E W A R N E R
       C A B L E

                                 April 24, 1995


TELE-COMMUNICATIONS OF NORTHWEST ARKANSAS
 LIMITED PARTNERSHIP
3015 SSE Loop 323
P.O. Box 130489
Tyler, Texas 75713-0489
Attn:    Mr. Robert McMillian
         Mr. Fred Nichols

         RE: ASSET PURCHASE AGREEMENT DATED JANUARY 20, 1995 (AS AMENDED FROM TIME TO TIME, THE "AGREEMENT") BETWEEN TELE-COMMUNICATIONS OF NORTHWEST ARKANSAS LIMITED PARTNERSHIP ("TCNA") AND TIME WARNER ENTERTAINMENT COMPANY, L.P., THROUGH ITS DIVISION TIME WARNER CABLE VENTURES ("TWE")

Dear Messrs. McMillian and Nichols:

         TCNA and TWE entered into the Agreement with the understanding that the transactions contemplated by the Agreement (the "Fayetteville Transaction") and the Russellville Transaction be consummated simultaneously and not independently. Notwithstanding the foregoing, TCNA desires to consummate the Fayetteville Transaction subsequent to consummation of the Russellville Transaction.

         To induce TWE into consummating the Fayetteville Transaction subsequent to the Russellville Transaction, TCNA hereby warrants to TWE and to Tele-Communications of Arkansas Limited Partnership that TCNA shall consummate the Fayetteville Transaction upon receipt by TWE of FCC approval of the transfer of Cable Television Relay Service Station License WLY-234 to TCNA (the "CARS License Transfer Date").

         In reliance upon such warranties of TCNA, and in consideration of the mutual covenants stated in this letter, TWE has agreed to execute this letter and consummate the Fayetteville Transaction subsequent to consummation of the Russellville Transaction. Accordingly, this letter shall amend the terms and conditions of the Agreement to the extent set forth below. Unless otherwise defined herein, capitalized terms shall have the meanings assigned to them in the Agreement.
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Mr. Robert McMillian
Mr. Fred Nichols
April 24, 1995
Page 2

         Notwithstanding any term or condition to the contrary contained in the Agreement, TCNA and TWE agree as follows:

         (1) The letter agreement dated March 20, 1995 between TWE and TCNA is hereby terminated effective as of March 20, 1995, and neither party shall have any rights or obligations thereunder.

         (2) Section 2.1(a) of the Agreement shall be amended by deleting the phrases "antennae," and "earth satellite receive stations and related equipment,".

         (3) Section 2.1(d) of the Agreement shall be amended by deleting the phrase "domestic satellite receive only (TVRO),".

         (4) Section 2.2 of the Agreement shall be amended by deleting the phrase "and (vi)" and by inserting "(vi) antennae, earth satellite receive stations and related equipment and domestic satellite receive only (TVRO) licenses (collectively, the "TWCS Assets"); and (vii)" immediately following the phrase "similar proprietary rights;".

         (5) The Purchase Price shall be increased by $900,000, from $38,160,000 to $39,060,000.

         (6) The first sentence of Section 5.4(a) of the Agreement shall be deleted in its entirety and replaced with the following:

                 "Except for the TWCS Assets and the 1993 Chevrolet Lumina used by the System manager, Exhibit 2.1(a) contains descriptions of all material items of tangible personal property included in the Assets and Exhibit 2.1(b) contains descriptions of all Owned and Leased Real Property (including the location of all improvements thereon) included in the Assets, which comprise all material items of tangible personal property and real property used by Seller to operate the System as currently operated."

         (7) Section 7.1(j) of the Agreement is hereby deleted in its entirety and replaced with the following:

                 "(j) Subscribers. As of April 21, 1995, the System and the Russellville System collectively shall serve at least 33,400 Individual Subscribers and Subscriber Equivalents."
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Mr. Robert McMillian
Mr. Fred Nichols
April 24, 1995
Page 3

         (8) Except for FCC approval of the transfer of Cable Television Relay Service Station License WLY-234 to TCNA, TCNA hereby waives Sections 7.1(h), (i), (k), (m) and (n) of the Agreement as conditions to its obligation to consummate the transactions contemplated by the Agreement. TWE and TCNA acknowledge that the conditions to Closing contained in Sections 7.1(e), (h),
                 (j), (m) and (n) have been fully satisfied and further acknowledge that the conditions to Closing contained in Sections 7.1(i) and (k) have been fully satisfied, except for notification to the FCC, or receipt of FCC approval, of the transfer of FCC related Licenses.

         (9) Except for FCC approval of the transfer of Cable Television Relay Service Station License WLY-234 to TCNA, TWE hereby waives Sections 7.2(g), (h) and (i) of the Agreement as conditions to its obligation to consummate the transactions contemplated by the Agreement, and TCNA shall not be required to deliver to TWE the Tax Certificate at Closing.

         (10) Section 8.1 of the Agreement is hereby deleted in its entirety and replaced with the following:

                 "Section 8.1 Closing: Time and Place. The closing of the transactions contemplated by this Agreement ("Closing") shall occur on the later of (i) one business day following receipt by Seller of FCC approval of the transfer of Cable Television Relay Service Station License WLY-234 to Buyer or (ii) May 9, 1995, at a location mutually determined by Seller and Buyer.

         (11) TWE shall cause TW Cable Service Co. to transfer to TCNA, via a TWCS Bill of Sale and Assignment and Assumption Agreement (the "TWCS Agreement") substantially in the form attached hereto, the TWCS Assets set forth on Exhibit A to the TWCS Agreement. From and after Closing, TWE shall indemnify and hold harmless TCNA from and against any and all Losses incurred by TCNA arising out of or resulting from any material breaches by TWCS of its representations or covenants under the TWCS Agreement as if such breach by TWCS were a breach by TWE under the Agreement; provided, however, that such indemnification shall be limited to and governed by the indemnification provisions contained in Sections 11.3, 11.4,
                 11.5 and 11.6 of the Agreement. From and after Closing, TCNA shall indemnify and hold harmless TWE and TWCS from and against
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Mr. Robert McMillian
Mr. Fred Nichols
April 24, 1995
Page 4

                 any and all Losses incurred by TWE and/or TWCS arising out of or resulting from any material breaches by TCNA of its representations or covenants under the TWCS Agreement as if such breach by TCNA were a breach by TCNA under the Agreement; provided, however, that such indemnification shall be limited to and governed by the indemnification provisions contained in Sections 11.3, 11.4, 11.5 and 11.6 of the Agreement.

         (12) Each of TWE and TCNA shall execute and deliver to the other a notification agreement substantially in the form attached hereto.

         (13) Notwithstanding TWE's transfer of Ordinance No. 3413 dated March 7, 1989 (granting a franchise to Warner Cable Communications, Inc.), as amended by Ordinance No. 3589 dated January 21, 1992 and Amendment to Franchise Agreement dated February 21, 1992 (the "Fayetteville Franchise"), to TCNA in accordance with Ordinance No. 3882 dated March 21, 1995 and the Agreement, TWE is not waiving, and shall not be construed to have waived, its right to indemnification from TCNA for the Assumed Obligations and Liabilities relating to the Fayetteville Franchise.

         (14) Immediately after Closing, TCNA shall file with each System franchising authority ("Authority") a written acceptance and assumption of such Authority's franchise agreement that is acceptable to each such Authority in form and substance.

         The Agreement shall continue in full force and effect as written except as amended herein. To the extent that any terms or provisions of the Agreement are inconsistent with the amendments set forth herein, such terms and provisions shall be deemed superseded hereby.

         This letter may be executed in two or more counterparts that together shall be deemed one and the same instrument.
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Mr. Robert McMillian
Mr. Fred Nichols
April 24, 1995
Page 5

         Please indicate your agreement to the foregoing by executing below and by returning a signed copy to the undersigned.

                                     Sincerely yours,

                                     TIME WARNER ENTERTAINMENT COMPANY, L.P.,
                                       a Delaware limited partnership, through
                                       its division Time Warner Cable Ventures



                                     By: /s/ JEFFREY D. ELBERSON
                                         Jeffrey D. Elberson, Vice President

         The foregoing is hereby agreed to and accepted as of April 24, 1995:

                                     TELE-COMMUNICATIONS OF NORTHWEST ARKANSAS
                                       LIMITED PARTNERSHIP

                                     By:  MCMILLIAN PARTNERS, L.P., its general
                                          partner

                                          By:  MCMILLIAN HOLDINGS, INC., its
                                               general partner

                                          By: /s/ ROBERT W. MCMILLIAN
                                          Name: Robert W. McMillian
                                          Title: President